Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2026, in the Registration Statement (Form F-1) and related Prospectus of LONDIAN WASON NEW ENERGY TECH INC. dated July 2, 2026.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, The People’s Republic of China

July 2, 2026